Exhibit 99.2
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the exchange offer or about the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent professional advisor.
If you have sold or otherwise transferred any of your registered holdings of ABN AMRO American depositary shares, please pass a copy of this document and the accompanying offer document/prospectus, dated August 6, 2007, as soon as possible to the purchaser or transferee, or to the broker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by applicable law by any means whatsoever including without limitation mail, facsimile, transmission, telex or telephone.
ADS LETTER OF TRANSMITTAL
TO TENDER AMERICAN DEPOSITARY SHARES
OF
ABN AMRO
PURSUANT TO THE EXCHANGE OFFER
BY
BARCLAYS

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON
OCTOBER 4, 2007, UNLESS THE EXCHANGE OFFER IS EXTENDED.
THE ADS EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
The Bank of New York

By Mail:	By Hand:	By Overnight Delivery:

The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, NY 10286	The Bank of New York Tender & Exchange Department — 11 West 101 Barclay Street New York, NY 10286
For Notice of Guaranteed Delivery Only,
By Facsimile Transmission:
(212) 815-6433
(Eligible Institutions Only)
To Confirm Facsimile
Transmission By Telephone:
(212) 815-6212
(Eligible Institutions Only)
     DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS ADS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW.
     THE INSTRUCTIONS ACCOMPANYING THIS ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF ABN AMRO AMERICAN DEPOSITARY SHARES (ADSs) TENDERED

Name(s) and Address(es) of
Registered owner(s)
(Please Fill in, if blank,
exactly as name(s)	ABN AMRO ADS(s) Tendered
appear on certificate(s))	(Attach Additional Signed List, if Necessary)

	Certificate	Total Number of	Number
	Number(s)*	ADSs Represented by	of ADSs
		Certificate(s)*	Tendered**

Total Certificated ADSs Tendered

Total Book-Entry ADSs Tendered

Total ADSs Tendered

*	Certificate numbers are not required if tender is made by book-entry transfer.
**	If you desire to tender fewer than all ABN AMRO ADSs represented by any certificate listed above, please indicate in this column the number of ABN AMRO ADSs you wish to tender. Otherwise, all ABN AMRO ADSs represented by such certificate will be deemed to have been tendered. See Instruction 4.
IF ANY OF THE CERTIFICATES REPRESENTING ABN AMRO ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED OR MUTILATED, PLEASE FOLLOW THE PROCEDURES SET FORTH IN INSTRUCTION 10.
     This ADS letter of transmittal is to be completed by holders of American depositary shares (“ADSs”) of ABN AMRO Holding N.V. if (i) American depositary receipts (“ADRs”) representing the ABN AMRO ADSs are to be forwarded herewith; or (ii) unless an agent’s message is utilized, delivery is to be made by book-entry transfer to the ADS Exchange Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”). Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the ADS Exchange Agent. See Instruction 2 of this ADS letter of transmittal.
     Holders whose ABN AMRO ADSs are not immediately available or who cannot deliver the ADRs evidencing their ABN AMRO ADSs and all other documents required hereby to the ADS Exchange Agent by the expiration date of the exchange offer (as defined below), or who cannot comply with the book-entry transfer procedures on a timely basis, may nevertheless tender their ABN AMRO ADSs pursuant to the guaranteed delivery procedures described in the offer document/prospectus (the “Offer Document/Prospectus”) under “The Exchange Offer — Procedure for Tendering and Electing — Registered Holders of ABN AMRO ADSs — Guaranteed Delivery Procedures”.
     This ADS Letter of Transmittal is not to be used by holders who hold their ABN AMRO ADSs in “street name” through a bank, broker or other nominee. Such holders should consult the procedures of their bank, broker or nominee in order to tender their ABN AMRO ADSs. This ADS Letter of Transmittal also is not to be used to tender ABN AMRO ordinary shares. The process for tendering ABN AMRO ordinary shares is set forth in the Offering Document/Prospectus under “The Exchange Offer—Procedure for Tendering—Holders of ABN AMRO Ordinary Shares.”
     Acceptance of the exchange offer in respect of ABN AMRO ordinary shares (except insofar as they are represented by ABN AMRO ADSs) cannot be made by means of this ADS letter of transmittal. If you directly hold ABN AMRO ordinary shares, you may obtain a form of acceptance from Georgeson, the information agent. If you hold ABN AMRO ordinary shares in “street name” through a bank, broker or other nominee (including an “Admitted Institution” of Euroclear Nederland), you should consult the procedures of your bank, broker or nominee in order to tender your ABN AMRO ADSs. See Instruction 11 of this ADS letter of transmittal.

     Questions and requests for assistance or for additional copies of the Offer Document/Prospectus and this ADS letter of transmittal may be directed to Georgeson, the information agent, at the address and telephone numbers indicated below.
     If delivery of ABN AMRO ADSs is to be made by book-entry transfer to an account maintained by the ADS Exchange Agent at The Book-Entry Transfer Facility, then either this ADS letter of transmittal or an agent’s message should be used. The term “agent’s message” means a message which is transmitted by the Book-Entry Transfer Facility to and received by the ADS Exchange Agent and which forms a part of a book-entry confirmation. This message must state that the Book-Entry Transfer Facility has received an express acknowledgment from a participant in the Book-Entry Transfer Facility’s system that (i) the participant is tendering ABN AMRO ADSs that are the subject of a confirmation of a book-entry transfer, (ii) the participant has received and agrees to be bound by the applicable letter of transmittal, and (iii) Barclays and the ADS Exchange Agent may enforce the agreement against the participant.

☐	CHECK HERE IF ABN AMRO ADSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE ADS EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF ABN AMRO ADSs ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE ADS EXCHANGE AGENT. ENCLOSE A COPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket No. (if any):

Name of Institution That Guaranteed Delivery:

If Delivered by Book-Entry Transfer to the Book-Entry Transfer Facility, check here: ☐

Account Number:

Transaction Code Number:

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS ADS LETTER OF TRANSMITTAL CAREFULLY.
Ladies and Gentlemen:
     The undersigned hereby tenders to Barclays PLC, a public limited company organized under the laws of England (“Barclays”), the above-described American depositary shares (“ADSs”) of ABN AMRO Holding N.V., a public limited company organized under the laws of The Netherlands (“ABN AMRO”), pursuant to Barclays exchange offer for 0.5325 American depositary shares of Barclays (each Barclays ADS representing four Barclays ordinary share) and an amount in cash in U.S. dollars equal to €13.15, without interest (the “standard entitlement”), upon the terms and subject to the conditions set forth in the offer document/prospectus, dated August 6, 2007 (the “Offer Document/Prospectus”), receipt of which is hereby acknowledged, and in this ADS letter of transmittal. The exchange offer is being made in connection with Barclays offer to acquire all of the outstanding ABN AMRO ordinary shares, including ABN AMRO ordinary shares represented by ABN AMRO ADSs.
     The exchange offer contains a mix and match election feature that allows the undersigned to elect to receive for each tendered ABN AMRO ADS, in lieu of the standard entitlement, additional Barclays ADSs or additional cash, based on a fixed rate of €47.48 for each Barclays ADS. The undersigned is not required to make any election (in which case the undersigned shall automatically receive the standard entitlement) or to make the same election for all of the ABN AMRO ADSs that the undersigned tenders in the exchange offer. The undersigned understands that the mix and match elections are subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Barclays or ABN AMRO undertakes certain corporate action before the settlement of the exchange offer), approximately 63% of the ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) tendered in the exchange offer will be exchanged for Barclays ordinary shares (including Barclays ordinary shares represented by Barclays ADSs) and approximately 37% will be exchanged for cash. The undersigned acknowledges that, if it makes a mix and match election, it will not be informed of the exact number of Barclays ADSs or the amount of cash that it shall receive until settlement of the consideration under the exchange offer. The undersigned also acknowledges that, if it does not properly complete and submit its mix and match election pursuant to this ADS letter of transmittal, or if there are any errors or mistakes in completing the “Mix and Match Election” box, including errors in the number of eligible elections that can be made with respect to the tendered ABN AMRO ADSs, Barclays shall be able to determine, in its sole discretion, that any such tendered ABN AMRO ADSs shall receive the standard entitlement.
     The undersigned acknowledges that, if Barclays or ABN AMRO undertakes certain corporate actions before the settlement of the exchange offers, the consideration offered in exchange for each ABN AMRO ordinary share and each ABN AMRO ADS tendered will be adjusted in the manner described in the Offer Document/Prospectus under ‘‘The Exchange Offer — Adjustment of Exchange Ratio’’.
     The undersigned hereby instructs the ADS Exchange Agent to accept the exchange offer on behalf of the undersigned with respect to the ABN AMRO ADSs (which expression in this ADS letter of transmittal shall, except where the context otherwise requires, be deemed to include, without limitation, the ABN AMRO ordinary shares represented thereby) delivered herewith.
     Subject to, and effective upon, acceptance for payment for the ABN AMRO ADSs tendered herewith, in accordance with the terms of the exchange offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Barclays all right, title and interest in and to all the ABN AMRO ADSs being tendered hereby (and any and all other ABN AMRO ordinary shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional ABN AMRO ADSs or ABN AMRO ordinary shares) and rights declared, paid or distributed in respect of such shares or securities on or after the settlement date of the exchange offer (collectively, “distributions”) and irrevocably appoints The Bank of New York, as the ADS Exchange Agent, the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the ADS Exchange Agent is also acting as the agent of Barclays in connection with the exchange offer, with respect to such ABN AMRO ADSs and the distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to have the ADRs evidencing the ABN AMRO ADSs and any distributions delivered to the ADS Exchange Agent or, if tender is by book-entry transfer, transfer ABN AMRO

ADSs and any distributions to the account of the ADS Exchange Agent at The Depository Trust Company (hereinafter referred to as the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to the ADS Exchange Agent or upon the order of the ADS Exchange Agent, in each case, acting upon the instruction of Barclays, (b) to surrender such ABN AMRO ADSs for the purpose of withdrawal of the underlying ABN AMRO ordinary shares in accordance with the deposit agreement, (c) to instruct the depositary of the ABN AMRO ADS facility to deliver the certificates evidencing the ABN AMRO ordinary shares underlying the ABN AMRO ADSs, or transfer ownership of such ABN AMRO ordinary shares underlying the ABN AMRO ADSs on the account books maintained with respect to the ABN AMRO ordinary shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Barclays, (d) to combine the undersigned’s fractional entitlements to shares of Barclays ADSs with other fractional entitlements and sell them on the New York Stock Exchange, (e) to tender, or to cause to be tendered, the ABN AMRO ordinary shares underlying the tendered ABN AMRO ADSs as part of the ordinary share tendering procedures as soon as practicable after the expiration of the offer period, and (f) to receive all benefits and otherwise exercise all rights of beneficial ownership of such ABN AMRO ADSs (and all such other ABN AMRO ordinary shares or securities) and any distributions, all in accordance with the terms and conditions of the exchange offer. The undersigned agrees that Barclays may instruct the ADS Exchange Agent to take the actions specified in clauses (a), (b), (c) or (e) above prior to acceptance by Barclays of those ABN AMRO ADSs for exchange in the exchange offer. Barclays shall not have the rights specified in clauses (d) or (f) above until it has irrevocably accepted those ABN AMRO ADSs tendered in the offers. Upon acceptance by Barclays of tendered ABN AMRO ADSs in the exchange offer, the undersigned shall have no further rights with respect to those ABN AMRO ADSs, except that the undersigned shall have a right to receive from Barclays the offer consideration in accordance with the exchange offer.
     The undersigned hereby irrevocably appoints each designee of Barclays as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise), with respect to all of the ABN AMRO ADSs tendered hereby (and any associated distributions) that have been accepted for payment by Barclays prior to the time of any vote or other action (and any and all other ABN AMRO ordinary shares or other securities or rights issued or issuable in respect of such ABN AMRO ADSs) at any meeting of securityholders of ABN AMRO (whether annual or special and whether or not an adjourned or postponed meeting), any actions by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in the tendered ABN AMRO ADSs, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the ABN AMRO ADSs by Barclays in accordance with the terms of the exchange offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such ABN AMRO ADSs (and all such other ABN AMRO ordinary shares or other securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed effective). The undersigned understands that, in order for the ABN AMRO ADSs to be deemed validly tendered, immediately upon Barclays’s acceptance of such ABN AMRO ADSs, Barclays or its designee must be able to exercise full voting, consent and other rights with respect to such ABN AMRO ADSs (and any associated distributions), including, the right to instruct the ADS depositary with respect to voting at any meeting of ABN AMRO’s shareholders.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the exchange offer and to tender, exchange, sell, assign, cancel and transfer the ABN AMRO ADSs (and any associated distributions) tendered hereby (and any and all other ABN AMRO ordinary shares or other securities or rights issued or issuable in respect of such ABN AMRO ADSs), and that when the same are accepted for payment by Barclays, Barclays will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.
     The undersigned, upon request, shall execute and deliver all additional documents deemed by the ADS Exchange Agent or Barclays to be necessary or desirable to complete the sale, assignment, transfer of the ABN AMRO ADSs (and any associated distributions) tendered hereby (and any and all other ABN AMRO ordinary shares or other securities or rights issued or issuable in respect of such ABN AMRO ADSs).
     No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer Document/Prospectus, this tender is irrevocable.
     The undersigned understands that the valid tender of the ABN AMRO ADSs pursuant the procedures described in the Offer Document/Prospectus under “The Exchange Offer — Procedures for Tendering and Election — Registered Holders of ABN AMRO ADSs”, and the instructions hereto, will constitute a binding agreement between the undersigned and Barclays upon the terms and subject to the conditions of the exchange offer. Without limiting the foregoing, if the price to be paid in the exchange offer is amended in accordance with the exchange offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this ADS letter of transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer Document/Prospectus, Barclays may not be required to accept for payment any of the ABN AMRO ADSs tendered hereby. If acceptance has been made in respect of ABN AMRO ADSs, then a separate acceptance in respect of ABN AMRO ordinary shares represented by such ABN AMRO ADSs may not be made.
     The undersigned understands that Barclays will not issue any fraction of a Barclays ADS. Instead, each tendering shareholder who would otherwise be entitled to a fraction of a Barclays ADS, after combining all fractional Barclays ADSs to which the shareholder would otherwise be entitled, will receive cash in an amount equal to the product of that fraction and the average sale price per Barclays ADS, net of expenses, realized on the New York Stock Exchange in the sale by the ADS Exchange Agent of all the aggregated fractional Barclays ADSs that would have otherwise been issued in the offers. The sale of the aggregated Barclays ADSs on the New York Stock Exchange will occur no later than six trading days following the settlement of the offers. Payment of cash in lieu of any fractional Barclays ADS that a holder would otherwise have been entitled to receive pursuant to the terms of the exchange offer will be paid to such holder as promptly as practicable.
     In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instruction” are both completed, the undersigned hereby instructs the ADS Exchange Agent to issue the check and register the Barclays ADSs, and return all ABN AMRO ADSs not purchased or not tendered, in the name(s) of, and mail such check and certificates to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled “Special Issuance Instructions,” the undersigned hereby instructs the ADS Exchange Agent to credit any ABN AMRO ADSs tendered hereby and delivered by book-entry transfer, but which are not purchased, by crediting the account at the Book-Entry Transfer Facility. The undersigned recognizes that Barclays has no obligation, pursuant to the Special Issuance Instructions, to transfer any ABN AMRO ADSs from the name of the registered owner(s) thereof if Barclays does not purchase any of the ABN AMRO ADSs tendered hereby.
     The cash consideration paid to tendering ABN AMRO ADS holders will be paid in U.S. dollars based on the conversion of the Euro consideration into U.S. dollars at the average exchange rate for the five business days preceding the date on which such cash consideration, net of applicable fees and expenses (if any), is received by the ADS exchange agent, for delivery in respect of such ABN AMRO ADSs. For further information see “The Exchange Offer—General” in the Offer Document/Prospectus. Under no circumstances will interest be paid in respect of the exchange of cash and Barclays ADSs for ABN AMRO ADSs tendered, regardless of any delay in making the exchange.
     The undersigned understands that Barclays reserves the right to transfer or assign, in whole at any time, or in part from time to time, to one or more of its affiliates, the right to purchase all or any portion of the ABN AMRO ADSs tendered pursuant to the exchange offer, but any such transfer or assignment will not relieve Barclays of its obligations under the exchange offer and will in no way prejudice the rights of tendering stockholders to receive payment for ABN AMRO ADSs validly tendered and accepted for payment pursuant to the exchange offer.
     SUBJECT TO THE TERMS OF THE PROSPECTUS, THIS ADS LETTER OF TRANSMITTAL SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF ABN AMRO ADSs PURSUANT TO THE EXCHANGE OFFER SHALL NOT BE MADE, UNTIL THE ABN AMRO ADSs IN RESPECT OF WHICH THE EXCHANGE OFFER IS BEING ACCEPTED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE ADS EXCHANGE AGENT. BARCLAYS WILL DETERMINE IN ITS SOLE DISCRETION ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, INCLUDING ANY NOTICE OF WITHDRAWAL AND THE VALIDITY, ELIGIBILITY

(INCLUDING TIME OF RECEIPT) AND ACCEPTANCE OF TENDERED ABN AMRO ADSs. BARCLAYS DETERMINATION WILL BE FINAL AND BINDING ON ALL PARTIES.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 5 and 7)
     To be completed ONLY if the check and/or Barclays ADSs with respect to the ABN AMRO ADSs accepted for exchange are to be issued in the name of and sent to someone other than the undersigned.
Issue          ☐ Check and/or          ☐ Certificates to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)
(also complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 5 and 7)
     To be completed ONLY if the ADRs for ABN AMRO ADSs not tendered or not purchased, and/or the check and Barclays ADSs with respect to the ABN AMRO ADSs accepted for exchange, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the “Special Issuance Instructions”.
Mail          ☐ Check and/or          ☐ Certificates to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

MIX AND MATCH ELECTION
(See Instruction 14)

1	Enter the number of ABN AMRO ADSs for which you would like to make a mix and match election. Note: You must also complete Box 2A and/or Box 2B if you make this election. In addition, the number in Box 1 must be less than or equal to the total number of ABN AMRO ADSs tendered.	1

2A	Enter the number of ABN AMRO ADSs for which you would like to elect to receive only Barclays ADSs.	2A

2B	Enter the number of ABN AMRO ADSs for which you would like to elect to receive only cash.	2B

	Note: The sum of the number in Box 2A and the number in Box 2B must equal the number in Box 1.

SIGN HERE
(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

SIGNATURE(S) OF HOLDER(S)
Dated:                                                             , 2007
(Must be signed by registered owner(s) exactly as name(s) appear(s) on the ADR representing the ABN AMRO ADS or on a security position listing or by person(s) authorized to become registered owner(s) by endorsements, stock powers and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s):

(PLEASE PRINT)

Name of Firm:

Capacity (full title):

Address:

(INCLUDE ZIP CODE)

(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:

(SEE SUBSTITUTE FORM W-9)
GUARANTEE OF SIGNATURE(S)
(IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name (Please Print)

Name of Firm

Address

Zip Code

(Area Code) Telephone No.
Dated:                                                   , 2007

INSTRUCTIONS
FORMING A PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
     To complete the ADS letter of transmittal, you must do the following:
•	Fill in the box entitled “Description of ABN AMRO American Depositary Shares (ADSs) Tendered”.

•	Sign and date the ADS letter of transmittal in the box entitled “Sign Here”.

•	Fill in and sign in the box entitled “Substitute Form W-9”.
     In completing the ADS letter of transmittal, you may (but are not required to) also do the following:
•	If you want any cash payment and/or Barclays ADSs issued in the name of another person, complete the box entitled “Special Issuance Instructions”.

•	If you want any cash payment and/or Barclays ADSs, or ADRs for ABN AMRO ADSs not tendered or purchased delivered to an address other than that appearing under your signature, complete the box entitled “Special Delivery Instructions”.
     If you complete the box entitled “Special Issuance Instructions” or “Special Delivery Instructions,” you must have your signature guaranteed by an Eligible Institution (as defined in Instruction 1 below) unless the ADS letter of transmittal is signed by an Eligible Institution.
     1. Guarantee of Signatures. All signatures on this ADS letter of transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an “Eligible Institution”), unless (i) this ADS letter of transmittal is signed by the registered owner(s) (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of ABN AMRO ADSs) of the ABN AMRO ADSs tendered hereby and such holder(s) has not completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” herein or (ii) such ABN AMRO ADSs are tendered for the account of an Eligible Institution. See Instruction 5.
     2. Delivery of ADS Letter of Transmittal and ADRs or Book-Entry Confirmations. This ADS letter of transmittal is to be used either if (i) ADRs evidencing the ABN AMRO ADSs for the exchange offer are to be forwarded herewith or (ii) unless an agent’s message (as defined below) is used, if ABN AMRO ADSs are to be delivered by book-entry transfer. ADRs evidencing all physically tendered ABN AMRO ADSs, or confirmation of a book-entry transfer, if such procedure is available, into the ADS Exchange Agent’s account at the Book-Entry Transfer Facility (“Book-Entry Confirmation”) of all ABN AMRO ADSs delivered by book-entry transfer together with a properly completed and duly executed ADS letter of transmittal (or facsimile thereof), or an agent’s message in the case of book-entry transfer, and any other documents required by this ADS letter of transmittal, must be received by the ADS Exchange Agent at one of its addresses set forth herein prior to the expiration date of the exchange offer. If ADRs evidencing tendered ABN AMRO ADSs are forwarded to the ADS Exchange Agent in multiple deliveries, a properly completed and duly executed ADS letter of transmittal must accompany each such delivery.
     The term “agent’s message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the ADS Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participants in the Book-Entry Transfer Facility tendering the ABN AMRO ADSs that such participant has received this ADS letter of transmittal and agrees to be bound by the terms of this ADS letter of transmittal and that Barclays may enforce such agreement against such participant.
     Holders whose ADRs evidencing their tendered ABN AMRO ADSs are not immediately available or who cannot deliver all other required documents to the ADS Exchange Agent on or prior to the expiration date for the exchange offer, or who cannot comply with the procedures for book-entry transfer on a timely basis, may nevertheless tender their ABN AMRO ADSs by properly completing and duly executing a notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth in the Offer Document/Prospectus under “The Exchange Offer — Procedures for Tendering and Election — Registered Holders of ABN AMRO ADS — Guaranteed Delivery Procedures”. Pursuant to such procedure: (i) such tender must be made by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by Barclays must be received by the ADS Exchange Agent prior to the expiration date for the exchange offer; and (iii) ADRs evidencing such tendered ABN AMRO ADSs or confirmation of the book-entry transfer of such ABN AMRO ADSs into the ADS Exchange Agent’s account at the Book-Entry Transfer Facility, as well as a ADS letter of transmittal, properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message), and all other documents required by this ADS letter of transmittal, must be received by the ADS Exchange Agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.
     The method of delivery of this ADS letter of transmittal, ADRs evidencing ABN AMRO ADSs and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the ADS Exchange Agent (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
     No alternative, conditional or contingent tenders will be accepted, and no fractional ABN AMRO ADSs will be purchased or accepted for exchange. By execution of this ADS letter of transmittal (or facsimile hereof), all tendering holders of ABN AMRO ADSs waive any right to receive any notice of the acceptance of their ABN AMRO ADSs for exchange.
     3. Inadequate Space. If the space provided herein under “Description of ABN AMRO American Depositary Shares (ADSs) Tendered” is inadequate, the certificate numbers, the number of ABN AMRO ADSs represented by such certificates and the number of ABN AMRO ADSs tendered should be listed on a separate schedule and attached hereto.
     4. Partial Tenders (Not Applicable to ADS Holders who Tender by Book-Entry Transfer). If fewer than all of the ABN AMRO ADSs represented by the ADRs delivered herewith to the ADS Exchange Agent are to be tendered, fill in the number of ABN AMRO ADSs that are to be tendered in the box entitled “Number of ABN AMRO ADSs Tendered”. In such cases, new certificate(s) representing the remainder of the ABN AMRO ADSs that were represented by ADRs will be sent to the registered owner, unless otherwise provided in the box entitled “Special Delivery Instructions” herein as soon as practicable after the expiration or termination of the exchange offer. All ABN AMRO ADSs represented by ADRs delivered to the ADS Exchange Agent will be deemed to have been tendered unless otherwise indicated. In the case of partial acceptances, ABN AMRO ADSs in respect of which the exchange offer was not accept will not be reissued to a person other than the registered owner.
     5. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS letter of transmittal is signed by the registered owner(s) of the ABN AMRO ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADR evidencing such ABN AMRO ADSs without alteration, enlargement or any other change whatsoever.
     If any ABN AMRO ADS tendered hereby is owned of record by two or more persons, all such persons must sign this ADS letter of transmittal.
     If any of the tendered ABN AMRO ADSs are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate ADS letters of transmittal as there are different registrations of such ABN AMRO ADSs.
     If this ADS letter of transmittal is signed by the registered owner(s) of the ABN AMRO ADSs tendered hereby, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or ADRs for ABN AMRO ADSs not tendered or not exchanged are to be issued in the name of, a person other than the registered owner(s), in which case, the certificate(s) representing the ABN AMRO ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

     If this ADS letter of transmittal is signed by a person other than the registered owner(s) of the ABN AMRO ADSs tendered hereby, the certificate(s) representing the ABN AMRO ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.
     If this ADS letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person’s authority to so act must be submitted.
     6. Stock Transfer Taxes, Fees and Expenses. Barclays is not responsible for any transfer taxes, fees or other expenses incurred by holders with respect to the tender, exchange and sale of ABN AMRO ADSs pursuant to the Exchange Offer.
     Tendering holders may be required to submit satisfactory evidence of the payment of any applicable transfer tax.
     7. Special Issuance and Delivery Instructions. If the check and/or Barclays ADSs exchanged for tendered ABN AMRO ADSs are to be issued or delivered, or ADRs evidencing ABN AMRO ADSs not tendered or exchanged pursuant to the exchange offer are to be sent, to someone other than the person(s) signing this ADS letter of transmittal or to the person(s) signing this ADS letter of transmittal but at an address other than that shown in the box entitled “Description of ABN AMRO American Depositary Shares (ADSs) Tendered ” herein, the appropriate boxes in this ADS letter of transmittal must be completed.
     8. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Offer Document/Prospectus, the ADS letter of transmittal and the notice of guaranteed delivery, may be directed to the information agent or the dealer manager at their respective telephone numbers and locations set forth below.
     9. Conditions; Waiver of Conditions. Barclays obligation to accept ABN AMRO ADSs in the exchange offer is subject to the conditions set forth in the Offer Document/Prospectus. Such conditions, however, may be waived, in whole or in part, by Barclays, in its sole discretion, at any time and from time to time, in the case of any ABN AMRO ADSs tendered. See “The Exchange Offer — Conditions” in the Offer Document/Prospectus.
     10. Lost, Destroyed or Stolen Certificates. If any ADR representing ABN AMRO ADSs has been lost, destroyed or stolen, the holder(s) should promptly notify J.P. Morgan Chase, N.A., as ABN AMRO’s depositary, in order to obtain a replacement ADR(s). This ADS letter of transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen ADRs evidencing ABN AMRO ADSs have been followed.
     11. Holders of ABN AMRO Ordinary Shares Not Represented by ABN AMRO ADSs. Holders of ABN AMRO ordinary shares have been sent a deed of transfer form with the Offer Document/Prospectus and may not accept the exchange offer in respect of such ABN AMRO ordinary shares pursuant to this ADS letter of transmittal, except insofar as those ABN AMRO ordinary shares are represented by ABN AMRO ADSs. If any holder of ABN AMRO ordinary shares that are not represented by ABN AMRO ADSs needs to obtain a copy of a deed of transfer form, such holder should contact Georegson, as information agent, at the appropriate address and telephone number set forth in the Offer Document/Prospectus.
     12. No Interest; Foreign Exchange Currency. Under no circumstances will interest be paid on the exchange of ABN AMRO ADSs tendered for Barclays ADSs and cash, regardless of any delay in making the exchange or extension of the expiration date for the exchange offer. The cash consideration paid to tendering holders of ABN AMRO ADSs will be in U.S. dollars, based on the conversion of the Euro consideration into U.S. dollars at the average exchange rate for the five business days preceding the date on which such cash consideration, net of applicable fees and expenses (if any), is received by the ADS exchange agent, for delivery in respect of such ABN AMRO ADSs. For further information, see “The Exchange Offer — General” in the Offer Document/Prospectus.
     13. Expiration Date. The expiration date will be at 9:00 a.m., New York City time, on October 4, 2007, unless the offer is extended, in which case the expiration date shall be the latest date to which the offer is extended.

     14. Mix and Match Election. For each of your tendered ABN AMRO ADSs, you may elect to receive either all Barclays ADSs or all cash, instead of the standard entitlement per ABN AMRO ADS of 0.5325 Barclays ADSs and an amount in cash in U.S. dollars equal to €13.15. Specifically, the mix and match election feature allows you to elect to receive for each of your tendered ABN AMRO ADSs, in lieu of the standard entitlement described above, based on a fixed rate of €47.48 for each Barclays ADS. We refer to an election Barclays ADSs in lieu of cash as the “All Stock Election”, and we refer to an election for cash in lieu of Barclays ADSs as the “All Cash Election”.
     You are not required to make any election (in which case you will automatically receive the standard entitlement) or make the same election for all of the ABN AMRO ADSs that you tender. The mix and match elections, however, are subject to proration and allocation adjustments that will ensure that, in the aggregate, approximately 63% of the ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying the ABN AMRO ADSs) tendered in the exchange offer will be exchanged for Barclays ordinary shares (including Barclays ordinary shares underlying Barclays ADSs) and approximately 37% will be exchanged for cash. For additional information regarding the proration and allocation adjustments, see the Offer Document/Prospectus under “The exchange offer — Mix and Match Election”.
     To make an All Stock Election or an All Cash Election with respect to any of your tendered ABN AMRO ADSs, you must provide the information requested above in the box entitled “Mix and Match Election”. If there are any errors or mistakes in completing the “Mix and Match Election” box, including errors in the number of eligible elections that can be made with respect to the tendered ABN AMRO ADSs, Barclays shall be able to determine, in its sole discretion, that any such tendered ABN AMRO ADSs shall receive the standard entitlement.
     If you hold ABN AMRO ADSs in book-entry form and plan to tender ABN AMRO ADSs using an agent’s message, you should indicate your mix and match election as part of the agent’s message.
     15. Fractional Entitlements. You will not receive any fraction of a Barclays ADS. Instead, you will receive, after combining all fractional Barclays ADSs to which you would otherwise be entitled, cash in an amount equal to the product of that fraction and the average sale price per Barclays ADS, net of expenses, realized on the New York Stock Exchange in the sale by the ADS Exchange Agent of all the aggregated fractional Barclays ADSs that would have otherwise been issued in the offers. The sale of the aggregated Barclays ADSs on the New York Stock Exchange will occur no later than six trading days following the settlement of the offers. Payment of cash in lieu of any fractional Barclays ADS that you would otherwise have been entitled to receive pursuant to the terms of the exchange offer will be paid to you as promptly as practicable.
     16. Substitute Form W-9. Under United States federal income tax law, if you tender your ABN AMRO ADSs, you generally are required to furnish the ADS Exchange Agent either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number (“TIN”), if you are a U.S. person, or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are not a U.S. person.
     Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States federal backup withholding at a rate of 28% on the purchase price (including the fair market value of the Barclays ADSs, if any, that you receive) if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below on whether you are an exempt payee.
     Backup withholding is not an additional tax. You may credit any amounts withheld by backup withholding against your regular United States federal income tax liability or, if backup withholding results in an overpayment of taxes, claim a refund from the Internal Revenue Service.
     If you have not been issued a TIN, you may write “Applied For” in the space provided in part I of the Substitute Form W-9 if you have applied for a TIN or intend to apply for a TIN. In that case, you must also complete the Certificate of Awaiting Taxpayer Identification Number attached to this ADS letter of transmittal. The ADS Exchange Agent will withhold 28% of all reportable payments unless you provide a TIN to the ADS Exchange Agent, or have otherwise established an exemption from backup withholding, by the time of payment.

     You are generally exempt from backup withholding if you are a nonresident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the requester the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, “Withholding of Tax on Nonresident Aliens and Foreign Entities”. You can receive the applicable Form W-8 from the information agent.
     If you fail to furnish your correct TIN to the ADS Exchange Agent, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.
     Important: This ADS letter of transmittal (or facsimile thereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an “agent’s message”, and any other required documents, must be received by the ADS Exchange Agent prior to the expiration of the exchange offer, and either ADRs evidencing the tendered ABN AMRO ADSs must be received by the ADS Exchange Agent or ABN AMRO ADSs must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the expiration date of the exchange offer, or the tendering ABN AMRO ADS holder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION
     Under the Federal income tax law, a stockholder whose tendered ABN AMRO ADSs are accepted for payment is required by law to provide the ADS Exchange Agent (as payer) with such stockholder’s correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the ADS Exchange Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder with respect to ABN AMRO ADSs purchased pursuant to the exchange offer may be subject to backup withholding of 28%.
     Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from the ADS Exchange Agent. Exempt stockholders should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the ADS Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.
     If backup withholding applies, the ADS Exchange Agent is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Purpose of Substitute Form W-9
     To prevent backup withholding on payments that are made to a stockholder with respect to ABN AMRO ADSs purchased pursuant to the exchange offer, the stockholder is required to notify the ADS Exchange Agent of such stockholder’s correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN), (b) that (i) such stockholder is exempt from backup withholding, (ii) such stockholder has not been notified by the Internal Revenue Service that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such stockholder that such stockholder is no longer subject to backup withholding and (c) that such stockholder is a U.S. person (including a U.S. resident alien).
What Number to Give the ADS Exchange Agent
     The stockholder is required to give the ADS Exchange Agent the social security number or employer identification number of the record holder of the ABN AMRO ADSs tendered hereby. If the ABN AMRO ADSs are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the ADS Exchange Agent will withhold 28% of all reportable payments to such stockholder unless a TIN is provided to the ADS Exchange Agent by the time of payment.

TO BE COMPLETED BY ALL TENDERING ADS HOLDERS
(See Instruction 17)
PAYER’S NAME: THE BANK OF NEW YORK, AS ADS EXCHANGE AGENT
     THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.
Substitute Form W-9
Department of the Treasury Internal Revenue Service
Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code
Part I            TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.
Social Security Number OR Employer Identification Number
Part II            Certification
Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).
Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person ►	Date ►
NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.
COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person ►	Date ►

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Give the name and
social security
For this type of account:	number of—

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5. Sole proprietorship or single-owner LLC	The owner[3]

Give the name and
employer
identification
For this type of account:	number of—

6. Sole proprietorship or single-member LLC	The owner[3]

7. A valid trust, estate, or pension trust	The legal entity[4]

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax- exempt organization	The organization

10. Partnership or multi- member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s social security number.

[3]	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include:
An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
The United States or any of its agencies or instrumentalities.
A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
A foreign government or any of its political subdivisions, agencies or instrumentalities.
An international organization or any of its agencies or instrumentalities.
Payees that may be exempt from backup withholding include:
A corporation.
A foreign central bank of issue.
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
A futures commission merchant registered with the Commodity Futures Trading Commission.
A real estate investment trust.
An entity registered at all times during the tax year under the Investment Company Act of 1940.
A common trust fund operated by a bank under Section 584(a).
A financial institution.
A middleman known in the investment community as a nominee or custodian.
A trust exempt from tax under Section 664 or described in Section 4947.
The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for ...	THEN the payment is exempt for ...

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt from backup withholding” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.
Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

     Questions and requests for assistance or additional copies of the Offer Document/Prospectus, ADS letter of transmittal, the notice of guaranteed delivery and other tender offer materials may be directed to the information agent at the telephone number and location listed below.
The Information Agent for the exchange offer is:
17 State Street, 10th floor
New York, NY 10004
Banks and Brokers call: (212) 440-9800
Toll Free: (888) 605 7547
The Dealer Manager for the Offer is:
Deutsche Bank Securities